UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2005

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, the May rent payment due from Arlington Inns, Inc., a wholly-owned subsidiary of Arlington Hospitality, Inc. (hereinafter referred to as “Arlington”), remains unpaid under the terms of its lease agreement with us (as amended, the “Lease Agreement”). We have terminated Arlington’s right to possession at all the leased properties and demanded that they vacate. We have also filed a breach of contract action and sought injunctive relief against Arlington in Collin County, Texas with respect to the existing unpaid rent and tax obligations. A temporary restraining order was granted in favor of PMC on May 20, 2005, which among other things requires Arlington to segregate its income derived from the 18 properties it leases from PMC in a distinct bank account effective as of May 20, 2005. On May 25, 2005 Arlington filed an emergency motion to dissolve the temporary restraining order. The Court rejected Arlington’s motion, and the temporary restraining order was upheld on May 27, 2005. We are vigorously continuing to pursue our remedies against Arlington including the eviction of Arlington from all of the properties.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2005

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer